Exhibit 23.3







         ACKNOWLEDGMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We acknowledge the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 18, 2001, which appears on page 3 of the Quarterly Report on Form 10-Q of Equitex, Inc. for the quarter ended March 31, 2001, and our report dated August 15, 2001, which appears on page 3 of the Quarterly Report on Form 10-Q/A-2 of Equitex, Inc. for the quarter ended June 30, 2001.


/s/ Gelfond Hochstadt Pangburn, P.C.
GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
November 12, 2001